PRESS RELEASE For immediate release

NVE Corporation Reports Fourth Quarter and Fiscal Year Results
and Announces Quarterly Dividend

EDEN PRAIRIE, Minn.—May 4, 2016—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and fiscal year ended March 31, 2016.

Total revenue for the fourth quarter of fiscal 2016 decreased 19% to $6.10 million from $7.57 million in the prior-year quarter. The decrease was due to a 31% decrease in product sales partially offset by a 3,684% increase in contract research and development revenue. Product sales increased 4% sequentially to $5.21 million in the fourth quarter of fiscal 2016 from $5.03 million in the third quarter. Net income for the fourth quarter of fiscal 2016 decreased 29% to $2.60 million, or $0.54 per diluted share, compared to $3.66 million, or $0.75 per share, for the prior-year quarter.

For fiscal 2016, total revenue decreased 9% to $27.7 million from $30.6 million for the prior fiscal year. Product sales decreased 18% to $24.4 million and contract research and development revenue increased 379% to $3.31 million. Net income for fiscal 2016 decreased 14% to $12.3 million, or $2.53 per diluted share, compared to $14.4 million, or $2.95 per share, for fiscal 2015.

The company also announced a quarterly cash dividend to shareholders of $1.00 per share of common stock, payable May 31, 2016 to shareholders of record as of May 16, 2016.

“We are pleased to report sequential increases in product sales and total revenue in the fourth fiscal quarter,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D. “We returned more than $21 million to shareholders in dividends and Common Stock repurchases in the fiscal year,” continued Baker.

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks of decreased revenues, risks related to our reliance on several large customers for a significant percentage of revenue, uncertainties in dividend payments to our shareholders, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and other reports filed with the SEC.
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                            NVE CORPORATION
                          STATEMENTS OF INCOME
      QUARTERS AND YEARS ENDED MARCH 31, 2016 AND 2015 (Unaudited)

                                             Quarter Ended March 31
                                               2016          2015
                                          ---------------------------
  Revenue
     Product sales                          $ 5,212,813   $ 7,548,468
     Contract research and development          887,774        23,464
                                          ---------------------------
  Total revenue                               6,100,587     7,571,932
  Cost of sales                               1,470,049     1,378,235
                                          ---------------------------
  Gross profit                                4,630,538     6,193,697
  Expenses
     Selling, general, and administrative       336,891       523,132
     Research and development                 1,012,564       714,728
                                          ---------------------------
  Total expenses                              1,349,455     1,237,860
                                          ---------------------------
  Income from operations                      3,281,083     4,955,837
  Interest income                               468,121       518,403
                                          ---------------------------
  Income before taxes                         3,749,204     5,474,240
  Provision for income taxes                  1,148,361     1,811,524
                                          ---------------------------
  Net income                                $ 2,600,843   $ 3,662,716
                                          ===========================
  Net income per share - basic                   $ 0.54        $ 0.75
                                          ===========================
  Net income per share - diluted                 $ 0.54        $ 0.75
                                          ===========================
  Weighted average shares outstanding
     Basic                                    4,838,843     4,857,953
     Diluted                                  4,840,275     4,875,295

                                              Year Ended March 31
                                               2016          2015
                                          ---------------------------
  Revenue
     Product sales                         $ 24,410,391  $ 29,894,045
     Contract research and development        3,306,887       690,043
                                          ---------------------------
  Total revenue                              27,717,278    30,584,088
  Cost of sales                               6,616,852     6,019,868
                                          ---------------------------
  Gross profit                               21,100,426    24,564,220
  Expenses
     Selling, general, and administrative     1,752,962     2,312,076
     Research and development                 3,061,184     3,000,193
                                          ---------------------------
  Total expenses                              4,814,146     5,312,269
                                          ---------------------------
  Income from operations                     16,286,280    19,251,951
  Interest income                             1,890,817     2,187,723
                                          ---------------------------
  Income before taxes                        18,177,097    21,439,674
  Provision for income taxes                  5,884,782     7,071,320
                                          ---------------------------
  Net income                               $ 12,292,315  $ 14,368,354
                                          ===========================
  Net income per share - basic                   $ 2.53        $ 2.96
                                          ===========================
  Net income per share - diluted                 $ 2.53        $ 2.95
                                          ===========================
  Weighted average shares outstanding
     Basic                                    4,850,209     4,855,504
     Diluted                                  4,852,602     4,871,935

                              NVE CORPORATION
                               BALANCE SHEETS
                          MARCH 31, 2016 AND 2015

                                             March 31, 2016   March 31, 2015
                                             -------------------------------
  ASSETS
  Current assets
   Cash and cash equivalents                  $   7,534,593   $   9,437,262
   Marketable securities, short term             19,697,384      20,099,288
   Accounts receivable, net of allowance for
    uncollectible accounts of $15,000             2,244,086       2,963,974
   Inventories                                    3,205,233       3,742,492
   Deferred tax assets                                    -         102,052
   Prepaid expenses and other assets                734,524         574,913
                                             ------------------------------
  Total current assets                           33,415,820      36,919,981
  Fixed assets
   Machinery and equipment                        8,840,033       8,604,926
   Leasehold improvements                         1,539,965       1,524,298
                                             ------------------------------
                                                 10,379,998      10,129,224
  Less accumulated
   depreciation and amortization                  8,688,285       7,873,816
                                             ------------------------------
  Net fixed assets                                1,691,713       2,255,408
  Long-term deferred tax assets                      51,188               -
  Marketable securities, long term               65,695,335      70,913,807
                                             ------------------------------
  Total assets                                $ 100,854,056   $ 110,089,196
                                             ==============================

  LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities
   Accounts payable                           $     317,990   $     358,818
   Accrued payroll and other                        556,674       1,127,136
   Deferred revenue                                 714,805               -
                                             ------------------------------
  Total current liabilities                       1,589,469       1,485,954

  Long-term deferred tax liabilities                      -         275,708

  Shareholders' equity
   Common stock                                      48,350          48,580
   Additional paid-in capital                    19,205,682      20,850,762
   Accumulated other comprehensive income           451,359         746,447
   Retained earnings                             79,559,196      86,681,745
                                             ------------------------------
  Total shareholders' equity                     99,264,587     108,327,534
                                             ------------------------------
  Total liabilities and shareholders' equity  $ 100,854,056   $ 110,089,196
                                             ==============================